                                                              Exhibit (a)(1)(C)
                         Notice of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock

                                      of

                         Interact Commerce Corporation

                                      to

                           Isaiah Acquisition Corp.
                    an indirect wholly owned subsidiary of

                              The Sage Group plc
                   (Not to be used for Signature Guarantees)

   This Notice of Guaranteed delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") evidencing shares of common stock, par value $.001 per share ("Shares"), of Interact Commerce Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) Share Certificates and all other required documents cannot be delivered to Mellon Investor Services LLC, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "Section 1. Terms of the Offer" of the Offer to Purchase (as defined below)) or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary, and must include an Eligible Institution as described below. See "Section 3. Procedure for Tendering Shares" of the Offer to Purchase.

                       The Depositary for the Offer is:

                         MELLON INVESTOR SERVICES LLC

                           By Facsimile Transmission
                       (for Eligible Institutions only):
                                (201) 296-4293

                             Confirm by Telephone:
                                (201) 296-4860

           By Mail:                 By Overnight Courier:               By Hand:
 Mellon Investor Services LLC   Mellon Investor Services LLC  Mellon Investor Services LLC
  Reorganization Department       Reorganization Department     Reorganization Department
         PO Box 3300                 85 Challenger Road               120 Broadway
  South Hackensack, NJ 07606           Mail Stop-Reorg                 13th Floor
                                    Ridgefield, NJ 07660           New York, NY 10271

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile transmission other than as set forth above, will not constitute a valid delivery.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

   The undersigned hereby tenders to Isaiah Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of The Sage Group plc, a corporation formed under the laws of England, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 4, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in "Section 3. Procedure for Tendering Shares" of the Offer to Purchase.


 Common Stock, $.001 par
 value
                               Name(s) of Record Holder(s)

 Certificate Nos. __________
                               ----------------------------------------------

             ---------------
                               ----------------------------------------------
                                            Please Type or Print
             ---------------

 Number of Shares
 Tendered __________________

                               Address(es): _________________________________
 If Shares will be
 delivered by book-entry
 transfer, check this          ----------------------------------------------
 box [_]                                                             Zip Code


 Account number: ___________   Area Code and Tel. No.: ______________________

                               Signature(s): ________________________________

                               Dated: _______________________________________


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


                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certficates ("Share Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the National Association of Securities Dealers Automated Quotation System, Inc. is open for business after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: ______________________________________________________________

 Authorized Signature: ______________________________________________________

 Name: ______________________________________________________________________
                             (Please Type or Print)

 Title: _____________________________________________________________________

 Address: ___________________________________________________________________

 ____________________________________________________________________________
                           (City, State, Zip Code)

 Area Code and Telephone No.: _______________________________________________

 Dated: ___________________, 2001


 DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE
                     SENT WITH YOUR LETTER OF TRANSMITTAL.

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